Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-233437 on Form S-8 of our report dated November 26, 2019, relating to the financial statements and financial statement schedules of Kura Sushi USA, Inc. (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended August 31, 2019.

/s/ Deloitte & Touche LLP

Los Angeles, California

November 26, 2019